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INVEST IN LEGION M

Welcome to the World's First Fan-Owned Media Company

2371
investors

$1,359,749
raised of $500K-$50M goal

$100 min INVEST
by Wefunder, Inc.

This is a preview, investing is not live.

Priced Round
$7.47/share
If you invest, you're betting Legion M will be worth more than $0 in the future.

> *Legion M partners with creators - from independent filmmakers to big Hollywood studios - to bring boldly original new movies, TV shows and virtual reality experiences to market. We're also the first entertainment company in history built from the ground up to be owned by FANS. With the help of the JOBS Act, we're opening the gates of Hollywood and giving fans a first-ever opportunity to go behind the scenes and get in on the ground floor of Hollywood's newest media startup!*



Paul Scanlan
CEO, LEGION M

OUR AMBITION

Legion M is founded on the idea that having a large audience invested in our movie, TV and VR projects will give us a competitive advantage. Our goal is to unite 1 million fans as shareholders of Legion M. This was never possible before the JOBS Act, but if (when!) we achieve this goal, we'll have hundreds of millions of dollars to develop films, TV, and VR projects that have one million fans standing behind them. **We believe this could make us one of the most influential companies in Hollywood!**

KEY FACTS

- Founded by Emmy winning digital media pioneers
- SOLD OUT Reg CF seed round was oversubscribed by nearly 30%, with over 3,100 investors--the most in JOBS Act History!
- Initial slate of projects includes a feature film starring Anne Hathaway and Jason Sudeikis and a groundbreaking virtual reality series with Stan Lee and Kevin Smith.
- Thriving community of over 12,000 members and 5,000 investors
- Advisory board of Hollywood heavyweights, including executives from Sony, Legendary/Nerdist/Geek & Sundry, Neon, Alamo Drafthouse, Meltdown, 42 Entertainment, Starlog/Fangoria and more.
- Want to see first-hand what Legion M is all about? Join as a free member at: https://thelegionm.com/join

DOCUMENTS

LegionM_Reg_A_Offering_Circular.pdf

thelegionm.com *from Emeryville CA* ENTERTAINMENT MEDIA VIRTUAL REALITY MEDIA FINANCE

WHY I LIKE LEGION M

Entertainment doesn't exist without fans, so whether you are an established Hollywood player or an up-and-coming creator, your fans are your most important asset.

That's why a fan-owned company is such a revolutionary idea. By allowing people to be a part of the process, Legion M is building a community and fanbase that is invested in projects even before they are released. That has the potential to create huge value for everyone--from the biggest studios to the smallest independents.

Also, Paul and Jeff are two of the nicest, smartest, and hardest working guys I've met in a long time. It's a bold plan, and I'm rooting for them to pull it off!

Scott Landsman

SENIOR VICE PRESIDENT COMEDY DEVELOPMENT, SONY PICTURES TELEVISION

THE BUZZ ABOUT LEGION M

Companies like Nerdist and Geek & Sundry have demonstrated that community is one of the most powerful forces in Entertainment. By tapping into the power of the community, Legion M has the opportunity to revolutionize the industry.

Adam Rymer

President at Legendary Digital Networks

My wife and I opened our first cinema nearly 20 years ago with dream of a movie house built by movie fans, for movie fans. Since then, we've witnessed the power and joy that comes from building a community around the films we love. We're thrilled to be part of Legion M and proud to be part of the fan-owned revolution!

Tim League

Founder and CEO, Alamo Drafthouse and Drafthouse Films

VIEW ALL PRESS & QUOTES

WILL THE NEXT GREAT MEDIA POWERHOUSE BE OWNED BY...YOU?

Legion M is a new type of company built from the ground up to be owned by fans. For the first time in history, you can join Stan Lee, Kevin Smith, Seth Green, Tim League, Stoopid Buddy Studios, Alamo Drafthouse, Meltdown Comics, 42 Entertainment, and thousands of investors around the world as co-owners of one of the hottest new companies in Hollywood!

GET IN THE ACTION

As a Legion M shareholder, we take you behind the scenes. Whether it's watching live streams from the set or joining our shareholder meetings at Comic-Con, we're opening the gates of Hollywood and bringing you along for the ride!

JOIN THE REVOLUTION

Legion M is a more than just a company, we're a community over 10,000 strong (and growing!). Members get access to local meet-ups, movie openings, online shindigs with creators, member-only forums, and much, much more.

INVEST IN THE FUTURE

Our long-term goal is to unite one million fans as co-owners of Legion M. If we're successful, we could become one of the most influential companies in Hollywood. Join the movement and help us change the world of entertainment for good!

"The idea of setting up a company that will be owned by the fans – I think that is a wonderful idea. So good, I wish I thought of it myself!"



Stan Lee

FORMER PRESIDENT, MARVEL COMICS

CO-CREATOR OF THE MARVEL UNIVERSE



LAUNCH DAY: LEGION M ORIGIN STORY



WHAT IS LEGION M?



PLEASE WATCH BEFORE INVESTING


Los Angeles Times
BUSINESS
Vizio doesn't enforce codes of conduct
COMPANY TOWN
Has Uber's funding maxed out?
FANS GET IN ON THE ACTION
Start-up Legion M is banking on entertainment buffs who want more than a T-shirt or DVD in return for their investment

Read the entire LA Times article

"I invest in big ideas, and Legion M is as big as they come. Successful media companies are often measured in billions of dollars, and I believe this has potential to be one of the greats. I've invested in Paul and Jeff before and I'm betting on them again."



Terry Moore

CHAIRMAN VC ROUNDTABLE, INVESTOR IN LEGION M

INVEST IN THE FUTURE OF ENTERTAINMENT

This isn't a Kickstarter project. When you invest in Legion M you aren't buying a DVD, you're buying stock in the company.

HOW DOES LEGION M MAKE MONEY?

Legion M partners with creators -- from independent filmmakers to big Hollywood studios -- to produce movies, TV shows, VR experiences and more. We provide development support, financial backing, marketing muscle and, most importantly, fan engagement and monetization.

We're using proven business models for content production and adding a twist that gives us a competitive advantage. That's because getting fans involved in projects makes those projects more likely to succeed when they are released.

Whether you're a producer pitching a show to a TV network, a studio trying to drive audience to the theater, or an up-and-coming Youtuber trying to break out of the basement, having a ***legion of fans*** behind you can mean the difference between success and failure. The power of Legion M is the Legion. The bigger the we get, the more valuable we become.

WHAT SORT OF RETURN CAN I EXPECT?

As with any investment, it's impossible to say what will happen in the future. But we can tell you what we hope to achieve. Entertainment is a massive $800 billion/year (and growing) global industry. We believe Legion M is the sort of idea that can transform it.

You are buying in at a $15.4MM pre-money valuation. The media companies we aspire to become (e.g. Legendary Entertainment, Vice Media, Maker Studios) are generally valued in billions. If we are successful, there is a LOT of upside.

The stock you are buying has the exact same financial terms as the founders. We're all in this together -- we only make money if you make money. We're swinging for the fences, and aiming for a return of 10x - 100x or higher for our investors. And while no one can guarantee success, we're doing everything in our power to make this the best investment you've ever made.

JOIN US

When you invest in a startup, you are investing in a vision. You are LITERALLY creating jobs, altering the course of the future, and making your mark on history. Every great company -- from Walt Disney to Facebook -- started with entrepreneurs and investors who were crazy enough to try something no one else had done before.

We believe fan-owned entertainment is an idea that's time has come. We're investing our time, money, blood, sweat, and tears to build something truly revolutionary. If you share our vision, please join the legion and help make it a reality!

Not sure if you want to invest? Join as a free member to get access members-only benefits and see for yourself what Legion M is all about.

JOIN THE LEGION FOR FREE!

CURRENT PROJECTS

When you invest in Legion M you're not just backing a single project, you are investing in an entire slate. By diversifying across different genres, mediums (i.e. TV vs. Movies), and risk profiles (i.e. high risk early-stage vs. low risk late-stage), we're building a company designed to stand the test of time. Below are some of the projects we have in active development.



Colossal

Legion M is teaming up with NEON's Tim League and Tom Quinn to help bring Nacho Vigalondo's wildly imaginative film COLOSSAL to market. Starring Anne Hathaway and Jason Sudeikis, COLOSSAL invades theaters this spring. Read more about Colossal.



ICONS: Face-to-Face

In January of 2017, Legion M filmed the pilot episode of the ICONS series featuring the legendary Stan Lee. ICONS is a first-of-its-kind virtual reality interview series that allows fans to stand face to face with the luminaries, titans and leaders of our time. Read more about ICONS.


THE FIELD GUIDE TO EVIL

The Field Guide to Evil

Legion M joins Christos V. Konstantakopoulos ("Before Midnight," "The Lobster"), and Keith and Jess Calder ("Anomalisa," "Blair Witch," "You're Next") as executive producers of "Field Guide to Evil", the highly anticipated follow-up from the creators of the cult classic ABCs of Death series. Read more about The Field Guide to Evil.


OPEN THE GATES TO HOLLYWOOD
PITCH ELEVATOR
LEGION M

Legion M Pitch Elevator

Last fall, Legion M built a full-size elevator set on the floor of Stan Lee's Los Angeles Comic Con. Guests were invited to step inside and give a 2 minute pitch for a film, TV, or VR experience, competing for a chance to win a development deal. Today, Legion M is using this concept as the basis for an unscripted TV or Web Series. Read more about Pitch Elevator.

FANS OF THE WORLD UNITE!

For most companies, investors are simply a source of funding. For Legion M, they are the source of our power. The bigger we get, the more powerful we become.

Our long term goal is one million investors. In fact our logo is built around the Roman numeral for one million. If we meet that goal, our company will have hundreds of millions of dollars to invest in projects and, more importantly, one million people invested in their success. That could make us one of the most influential companies in Hollywood.

8,783+

Legion M Members


CALIFORNIA
LEGIONM
LEGION M
LEGION

TIMELINE: 2016 - 2017

In just over one short year Legion M has grown from the glimmer of an idea into an unstoppable force! We completed an historic oversubscribed crowdfunding campaign, grew our community from zero to 10,000+, built an advisory board of Hollywood heavyweights, partnered on an Anne Hathaway/Jason Sudeikis movie and shot a VR series with Kevin Smith inside Stan Lee's house! And we're just getting started...

March 7, 2016

Legion M Founded

Jeff Annsion and Paul Scanlan shake hands to start the first fan owned Hollywood studio.

March 18, 2016



Launch at Silicon Valley Comic Con

May 16, 2016


UNITE!

Fundraise

Launched historic Title III campaign on the day the new laws went into effect.

August 14, 2016

$1,193,521 raised from **3143** investors

Oversubscribed

Completed historic Title III campaign--oversubscribed by nearly 400K!

September 17, 2016



Legion M Tattoo!

Investor Pete Yagmin gets the first ever Legion M tattoo!

October 30, 2016



Debuted Pitch Elevator at Stan Lee's Los Angeles Comic Con

January 2017



ICONS VR Series

Shot ICONS VR series pilot with Stan Lee and Kevin Smith.

February 7, 2017

ALAMO DRAFTHOUSE CINEMA

Field Guide to Evil

Announced involvement in Field Guide to Evil Horror Anthology with partners at Drafthouse Films.

February 17, 2017



Announced involvement in Colossal

Gloria (Anne Hathaway), Tim (Dan Stevens), and Oscar (Jason Sudeikis), star in this Kaiju style thriller from writer-director Nacho Vigalondo.

March 2017

Reg A Fundraise

Legion M opens for the next wave of studio owners with plans to break more records and create the largest fan owned studio in the world.

April 7, 2017


COLOSSAL

Colossal opens in NY and LA

Legion M parties and meet-ups around the country to celebrate the premier of our first film.

A LETTER FROM THE FOUNDERS TO PROSPECTIVE INVESTORS

-- This letter was filed with the SEC on Tuesday March 14th, 2017 as part of our offering statement. The statement, which has been qualified by the SEC, includes detailed information about the company, the founders, the business plan, as well as financial statements through December 31, 2016. If you'd like to review the circular, please click here and you will be redirected to the appropriate section of the SEC's website. --

Thank you for considering an investment in Legion M! We couldn't be more excited about the opportunity in front of us, and are thrilled that you are considering joining us. Before you get into the offering circular, there are a couple things we want to mention.

Legion M is not a conventional company. We don't intend to become one.

Most of this offering circular describes Legion M in conventional business terms. In fact, the whole purpose of this document is to provide a convention for you to evaluate our company and make an informed investment decision. But there are elements of Legion M that defy convention, and we want to take a moment to explain them in our own words.

Risk vs. Reward
Before you invest, it's important to understand that Legion M is a very early stage company. In fact, thanks to the JOBS Act you now have the opportunity to invest earlier than has ever been possible, at a stage traditionally reserved for angel investors and venture capitalists.

If you want to get in early, you need to understand the risks. As an early stage company, we don't yet have established customers or revenue streams, and we have very little operating history for you to review. Startups are an inherently risky investment--statistically speaking, most of them fail.

But those that succeed often go on to change the world. Every great company — from Walt Disney Pictures to Apple Computer — started with entrepreneurs and investors who had the courage to defy the odds and try something no one else had done before.

We believe Legion M is one of those companies. We've beaten the odds before (1), and believe we can do it again. As a rule, you should never invest more than you can bear to lose in a startup company. But if you've got a little extra and want to swing for the fences, we'd love for you to join us. We're betting our money, reputations, and careers that we can make this company a success.

One Million Fans
Legion M is, to our knowledge, the first company built from the ground up to be owned by fans. We're building it that way because we believe a media company owned by fans has a fundamental competitive advantage over those owned by Wall Street or corporate conglomerates. In fact, our logo (the M with a bar over it, which is the Roman numeral for one million) represents our long-term goal of having one million shareholders join our company. We believe that by uniting one million fans, we can change the world for good.

That's because fans hold all the power in the entertainment industry. After all, we're the ones that buy the tickets, pay the monthly subscriptions, and decide what to watch. As individuals, we are simply consumers. But when we stand together, we have the power to revolutionize the way content is made.

Redefining ROI
Most companies view investors simply as a source of capital. For Legion M, our investors are the foundation of our business. We are a community as much as we are a corporation.

As a management team, our job is to create value for this community. While conventional companies define shareholder value solely by dollars and cents, our definition goes one step farther:

- **Financial ROI**
  Legion M's primary goal is to run a responsible business that earns money and increases our share price. People are investing hard-earned dollars, and our job is to give them a return. Financial success is the key to the long-term viability of our company--the more successful we are, the more great things we can do.

- **Emotional ROI**
  While financial success is the primary goal for Legion M, we believe there is more to life than money. In addition to financial return, we strive to give our investors an EMOTIONAL return for owning a piece of our company. We work hard to cultivate a vibrant community for our shareholders, look for interesting ways to take them behind the scenes with our projects, and strive to create new and exciting opportunities to be a part of the entertainment industry.

Putting an M-shaped Dent in the Universe
We are shooting for the stars with Legion M. What we're doing has never been done before. We know it won't be easy, but things worth doing rarely are. While we can't guarantee the company will be successful (nobody can promise that), we can guarantee that we'll do everything in our power to make this the best investment you've ever made.

So THANK YOU again for considering our company. Please review the information in this circular. If you like what you see, we'd be honored for you to join our cause. If you don't, that's fine too. And If you're not sure, please join the Legion as a free member (2), so you can see for yourself what we're all about.

Onward and Upward,



Paul Scanlan and Jeff Annison
Cofounders, Legion M

(1) In 1999 we (along with one other cofounder) started a company called MobiTV, which we grew to over 300 employees, won an Emmy award for innovation, and became a worldwide leader in delivering TV outside of the living room.

(2) You can join Legion M as a free member at www.thelegionm.com/join. As a free member, you don't have a financial stake in the company's success, but you do get access to our community and many of the same benefits that are available to shareholders. It's a great way to see for yourself what Legion M is all about.


Please Watch Before Investing
LEGION M

PARTNERS

You can tell a lot by the company one keeps. Legion M is proud to have signed partnerships with some of the coolest and most creative companies on the planet to help us create a slate of new projects across film, TV, VR, and more.

Birthplace of The Nerdist, Host of The Meltdown with Jonah and Kumail, and one of Playboys "Top 10 Stores to Visit Before You Die".

Emmy and Annie Award winning animation studio behind Robot Chicken, Bryan Cranston's SuperMansion, and Camp WWE.

Academy Award nominated film distribution company and national cinema chain named "Best Theater in America" by Entertainment Weekly.

Pioneering mixed reality studio behind ilovebees.com (Halo 2) and "Why So Serious" (The Dark Knight) alternate reality games.

MEET THE FOUNDERS

Together, the Legion M cofounders have founded 3 startups, created over 400 jobs, raised 140 Million in venture capital, made Forbes list of "Names You Should Know," and won an Emmy Award for Innovation in Television. We're taking a moonshot, but we've got the team to make it happen.



Paul Scanlan

CEO

Emmy Winner, Founder/President MobiTV, Founder/Board Member New York Rock Exchange, Passionate Digital Media Entrepreneur, 2011 Forbes "Names You Need to Know"



Jeff Annison

President

Emmy Winner, Founder/CEO New York Rock Exchange, Cofounder and VP Product Development MobiTV, toy designer, theme park engineer, amateur auto racer

AND THE REST OF THE TEAM

David Baxter
Content Development

20+ years film/TV development, marketing master, WGA and comics writer, Larger than Life cosplay celebrity, champion fencer (swords, not watches)

Jeff Bartee
Finance

VP Content, Business Development, Finance at MobiTV, VP finance at Excite@Home, CFO, Business Development, and Chief Content Officer at Tada Innovations, enjoys photography

Mike Arrieta
Strategy & Distribution

25 years film/TV distribution, EVP of Sony's digital division, transformative services that have reshaped our industry (iTunes, Tivo, others)

Damian Beurer
Community Manager & Video Content Director

Director/Producer/Host WIZARD WORLD'S "The Con is On" & Producer/Co-Host/Actor 'Super Power Beat Down', Owner of The Comic Book Nerd

Natalie Farsi
Business Development

10+ years TV monetization, exec roles in BD at Awesomeness TV, YouTube, Morgan Spurlock, Fox, Warner Brothers, master handwriting analyst, pianist

Terri Lubaroff
Content Acquisition

25+ year Film/TV development, Sr. VP Humble Journey Films-Paramount/CBS, talent/lit management, entertainment lawyer, COO Meltdown Entertainment, Co-Founder Meltdown Tech Incubator, Ice Cream Lover.

Eric Lam
Operations

15+ years Professional DJ, King of Operations, Logistics, Customer Happiness at New York Rock Exchange, Product Manager, Mobile Web Producer at MobiTV, Three Time Fantasy Football League Champion

RAISED $2,971,594 FROM 5514+ INVESTORS

FUNDING HISTORY

Paul Scanlan
Emmy Winning Tech and Media Entrepreneur, Investor, Advisor

Kifle Bantayehu

Jeff Annison
Cofounder of Legion M, New York Rock Exchange and the Emmy winning MobiTV.

Amanda Carlson

Tyler Sakosits
Searching for compelling investment opportunities that I fervently believe will be disruptive forces in shaping our future for the better.

Burton L Warner

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DETAILS

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Can I make money from this?

How does Legion M make money?

Will Legion M pay dividends?

Do you offer perks?

Are there other benefits to investing?

Aren't you afraid of having too many cooks in the kitchen?

Why hasn't anyone done this before? ⌄

Do I get to pick the projects my investment goes toward? ⌄

What is Legion M's competitive advantage? ⌄

I want to invest, is next month going to be too late? ⌄

VIEW ALL QUESTIONS

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ASK QUESTION

Avrom Honig INVESTOR Jun 3 2016

What are you planning to do to prevent unnecessary expenditures ie Dropbox with thier $100,000 panda of shame?



Jeff Annison President FOUNDER Jun 5 2016

First off, thank you for introducing us to the term "Panda of Shame". Second of all, I don't think you need to worry about unnecessary lavish expenditures from Legion M.

Paul and I founded our first company in 1999, just before the dot com bubble burst. We were very conservative with our money--we had to be because we didn't have much. We had a front row seat as all dozens lavish, high flying dot coms came crashing down around us. We used to joke that we gained market share every day simply by staying in business.

We spent the next 4 years working on extremely tight budgets, with never more than a few months worth of run in the bank. It really taught us the importance of cash for a startup, and ingrained in us a deep sense of fiscal conservatism when it comes to running a company.

That's not to say we'll never buy a chrome plated panda. Only that we won't pay full price. We'll pick it up cheap when somebody else goes out of business.

LIKE

Rose Fox May 17 2016

What's your position on hiring diverse content creators, actors, and staff?



Jeff Annison President FOUNDER May 18 2016

Fans come in every size, shape, and color, and as a fan-owned company we strive to be as diverse as possible, representing as many different viewpoints as possible. Hollywood can seem like an "old boys club", but there are a lot of people within the industry pushing for change. We believe that as a fan-owned company we can be a real force for that change.

LIKE

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RISKS SPECIFIC TO LEGION M

1.

The SEC requires Legion M to identify risks that are specific to its business and its financial condition. Legion M is still subject to all the same risks that all companies in its business, and all companies in the economy, are exposed to. These include risks relating to economic downturns, political and economic events and technological developments (such as hacking and the ability to prevent hacking). Additionally, early-stage companies are inherently riskier than more developed companies. You should consider general risks as well as specific risks when deciding whether to invest.

2.... READ MORE

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

THE FUNDING PORTAL

Legion M is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

$100 min

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3rd

Jeff Annison

Cofounder and President at Legion M

Legion M • University of California, Los Angeles

San Francisco Bay Area • 500+

Send InMail

Jeff Annison is the Cofounder and President of Legion M, the world's first FAN-OWNED media company. We're using newfound powers of the JOBS ACT to create a film and television company built from the ground up to … See more

Experience

Cofounder and President
Legion M
Jan 2016 – Present • 1 yr 7 mos
San Francisco Bay Area & Hollywood

Legion M is the world's first FAN-OWNED entertainment company. We're opening the gates of Hollywood, and using new equity crowdfunding laws to allow fans to become equity shareholders of movies, tv shows, and other entertainment projects.

www.thelegionm.com

Founder and Chairman
New York Rock Exchange
Oct 2012 – Present • 4 yrs 10 mos
San Francisco Bay Area

Founder and Chairman of the New York Rock Exchange, a first-of-its-kind marketplace where fans can own a piece of the music they love. Discover a whole new way to OWN YOUR MUSIC at www.newyorkrockexchange.com.

CEO
Underground Labs, Inc.
Feb 2009 – Dec 2015 • 6 yrs 11 mos
Emeryville, CA

2009 Spinoff from MobiTV, Underground Labs develops cutting edge mobile applications and web experiences including:

-Shop Music, AT&T's mobile digital music storefront for Android and mobile web
-ACC Sports, the first Official iPhone/iPad Application for the Atlantic Coast Conference
-SEC Sports, the first Official iPhone Application for the Southeastern Conference
-New York Rock Exchange, a revolutionary new service that allows fans to own the music they love.

For samples of work, please go to: www.uglabs.com.

Cofounder, VP Engineering and Product Management
MobiTV
Jan 2000 – Feb 2009 • 9 yrs 2 mos
Emeryville

MobiTV launched the world's first live television service for mobile phones, a feat which earned the company a 2005 Emmy Award for Innovation in Television.

Jeff Cofounded MobiTV in 1999 with Phillip Alvelda and Paul Scanlan out of a spare room in Phillip's house. Together they grew the company to over 300 employees, acquired over 25MM subscribers, won an Emmy award, raised $125MM in venture capital, and became the undisputed leader in US mobile television and video.

Jeff was responsible for engineering and project management, and also served on the MobiTV Board of Directors. Jeff grew the engineering team from 2 to 75 developers and developed, launched, and operated mobile television, radio, and VOD services for mobile operators around the globe.

Engineering Project Manager
Hasbro
1998 – 2000 • 2 yrs
Napa, CA

Developed toys and oversaw their manufacturing and production in China for OddzOn/Cap Toys, a division of Hasbro that worked with brands including Disney, M&M Mars, Star Wars, Universal Pictures, Nickelodeon, etc. to create branded toys and candy dispensers.

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Education

University of California, Los Angeles
BS, Mechanical Engineering
1990 – 1995
Activities and Societies: SAE, ASME, Alumni Scholars

Founder, UCLA Chapter Society of Automotive Engineers

Mt. Diablo High
1986 – 1990

Volunteer Experience

Volunteer Teacher
Prospect Sierra School
2012 – 2012 • less than a year
Education

Co-taught a semester long lego robotics course for 7th and 8th grade students at Prospect Sierra School.

Guest Lecturer
Diablo View Middle School
2010 – 2013 • 3 yrs
Science and Technology

Tought a "Physics of Theme Park Rides" section to all periods of 8th Grade physics class at Diablo View Middle School.

Soccer Coach
AYSO
2010 – Present • 7 yrs
Children

Volunteer Soccer Coach.

Featured Skills & Endorsements

Mobile Devices · 49
Endorsed by **Monica Tran and 6 others who are highly skilled at this**
Endorsed by **29 of Jeff's colleagues at MobiTV**

Mobile Applications · 43
Endorsed by **Mardi Jackson and 3 others who are highly skilled at this**
Endorsed by **2 of Jeff's colleagues at Underground Labs**

Start-ups · 25
Endorsed by **Phillip Alvelda and 1 other who is highly skilled at this**
Endorsed by **3 of Jeff's colleagues at Underground Labs**

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Contact and Personal Info

Jeff's Profile, Websites, and Twitter

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Ring Leader/Community Manager / Video Content Director at The Legion M

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Garry Dow
Marketing Director at Hebert Confections, LLC

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LEGION M
Open the Gates to Hollywood
DISRUPT

2nd

Paul Scanlan

Cofounder and CEO at Legion M

Legion M Entertainment, Inc. • University of Wisconsin-Madison

San Francisco Bay Area • 500+

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Paul Scanlan is Cofounder and CEO of Legion M, the world's first fan-owned entertainment company. Additionally, Paul plays an active board role in a select group of innovative tech and media companies, including his ... See more

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You and Paul both know Jason Imola

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Kevin Smith gives Legion M a Big THUMBS up for pulling the Stan Lee Imprinting ceremony together saying that even filmmakers like them could not bring it together - but WE DID! Thank you

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Cofounder and President at Legion M

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Founder at Stealth Startup

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CEO at Handle Financial

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Chairman and CEO at MobiTV, Inc.

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CFO and Board of Director Member

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Terri Feldman Lubaroff

Head of Content Acquisition at Legion M

Legion M Entertainment, Inc. • University of Florida - Fredric G. Levin College of Law

Greater Los Angeles Area • 500+

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Terri's background as creative entertainment executive and lawyer with deep Hollywood contacts, broad experience in the production and development of feature films and television, and intimate knowledge of writer, di… See more

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Sponsored by Legion M and fueled by fans, events like this prove fans have the real power in Hollywood.
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Experience

Head of Content Acquisition
Legion M Entertainment, Inc.
Mar 2016 – Present • 1 yr 5 mos
Hollywood, CA and Silicon Valley, CA

Source, acquire and develop entertainment properties and business opportunities for TV, Film, Digital, VR and AR at the world's first fan-owned entertainment studio. Prepare SEC filings for JOBS Act Title III and Reg A+ equity crowdfunding rounds. Negotiate and review all contracts, develop internal policies and advise on risk management. Learn more at www.TheLegionM.com or at Wefunder.com/legionm. We #MPowerFans

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VP Content Acquisition

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Ring Leader/Community Manager /
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Content Acquisition & Digital TV Management

Monica Gonzalez Piriz • 3rd
VP of Content Acquisition at BitTorrent, Inc.

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Cofounder and CEO at Legion M

Attorney at Law
Lubaroff Entertainment Law
Dec 2013 – Present • 3 yrs 8 mos
Century City, CA

Transactional entertainment law practice. Delivering creative deal-making for creative clients: talent/producer deals, production legal work, corporate formation/partnership agreements, and business development for clients in the film, TV, music, art, gaming, technology and online content spaces. Clients include TV Executive Producers, production companies, comic book writers and artists, feature film writers and directors, advertising agencies and multi-media content companies.

Mediator, Arbitrator, Facilitator
Lubaroff Mediation
Nov 2009 – Present • 7 yrs 9 mos

Providing mediation, facilitation, arbitration and problem solving skills to complex workplace, family and legal situations where a neutral party is needed to bring together multiple voices and viewpoints in order to achieve resolution to an issue or problem.

Lubaroff Mediation specializes in several areas:

-General Practice Mediation and Arbitration for Litigated Cases:
+Personal Injury
+Contract
+Entertainment
+Business
+Employment
+Tort

-Mediation, Facilitation and Problem Solving for Non-Litigated issues for the Entertainment and Business Comminities:
+Employee issues within companies and organizations
+Facilitating solutions between egos revolving around on-set conflicts and development of large IP properties
+Neutral party facilitation of merger and acquisition negotiation and transition
+Family wealth transition coaching,
+Facilitation for closely held companies going through transitions

Panel Member, Mediator/Arbitrator/Facilitator
Agency for Dispute Resolution
Feb 2012 – Jun 2016 • 4 yrs 5 mos
Beverly Hills, CA

The Agency for Dispute Resolution (ADR) is a premier provider of private dispute resolution services with a distinguished panel of neutrals. We specialize in administering effective mediation & arbitration of simple to complex civil disputes & commercial cases.

COO
Meltdown Comics
Aug 2014 – Jan 2016 • 1 yr 6 mos
Hollywood, CA

Developed and implemented company's long-term plan, founded tech incubator Meltdown Reactor, founded MeltdownTV, reorganized company structure for optimal investment positioning, secured investments and business development opportunities.

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Education

University of Florida - Fredric G. Levin College of Law
JD, Law Degree
1993 – 1996
Activities and Societies: Entertainment Law Society, Gator Growl Producer, Florida Blue Key

University of Florida
BA, Theatre Performance
1990 – 1993
Activities and Societies: Florida Blue Key, Gator Growl Producer, Student Senate, Kappa Kappa Gamma, UF Theatre Department Productions.

East Liverpool High School

Volunteer Experience

Founding Parent
The City School
Aug 2011 – Aug 2011 • 1 mo
Education

As a founding parent at The City School, I ran the FFE Committee and was in charge of procuring furniture and service donations for the entire school, resulting in donations to the school worth over $300,000.

Member of the Board of Directors
Southern California Mediation Association
Nov 2014 – Present • 2 yrs 9 mos
Civil Rights and Social Action